EXHIBIT 23.1


                             PATRUSKY, MINTZ & SEMEL
                          CERTIFIED PUBLIC ACCOUNTANTS
                               22 CORTLANDT STREET
                              NEW YORK, N.Y. 10007

                                                                  (212) 732-2600
                                                                   TELEX 6971510
                                                          TELEFAX (212) 374-1967


               Consent of Independent Certified Public Accountants




The Board of Directors
Uniflex, Inc.


We hereby consent to the incorporation by reference in this registration statement of our report dated April 12, 1996 appearing in the annual report on Form 10-K of Uniflex, Inc. for the fiscal year ended January 31, 1996 and to the reference to our firm under the heading "Experts" in the prospectus.



                                        /s/ Patrusky, Mintz & Semel
                                        ---------------------------
                                            PATRUSKY, MINTZ & SEMEL


October 24, 1996